Exhibit 1.1
GOODRICH PETROLEUM CORPORATION
1,650,000 SHARES OF
5.375% SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
(Liquidation Preference $50.00 per share)
PURCHASE AGREEMENT
December 16, 2005
BEAR, STEARNS & CO. INC.
BNP PARIBAS SECURITIES CORP.
c/o Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179
Ladies and Gentlemen:
     Goodrich Petroleum Corporation, a Delaware corporation (the “Company”), hereby confirms its agreement with Bear, Stearns & Co. Inc. and BNP Paribas Securities Corp. (collectively, the “Initial Purchasers”), as set forth below.
     1. The Transactions. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers an aggregate of 1,650,000 shares (the “Firm Shares”) of its 5.375% Series B Cumulative Convertible Preferred Stock, par value $1.00 per share (liquidation preference $50.00 per share) (the “Series B Convertible Preferred Stock”). In addition, the Company has granted to the Initial Purchasers an option to purchase up to an additional 600,000 shares of its Series B Convertible Preferred Stock (the “Optional Shares” and, together with the Firm Shares, the “Purchased Shares”). The Purchased Shares shall be convertible into shares (the “Conversion Shares”) of common stock, par value $0.20 per share, of the Company (the “Common Stock”), subject to and in accordance with the terms of the Company’s Certificate of Designation of the Series B Convertible Preferred Stock (the “Certificate of Designation”). The Purchased Shares and the Conversion Shares are hereinafter referred to collectively as the “Securities.”
     The sale of the Purchased Shares to the Initial Purchasers (the “Offering”) will be made without registration of the Securities under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, the “Securities Act”), in reliance upon the exemption therefrom provided by Section 4(2) of the Securities Act.
     In connection with the sale of the Purchased Shares, the Company has prepared a preliminary offering memorandum dated December 15, 2005 (the “Preliminary Offering Memorandum”) and an offering memorandum dated the date hereof, along with the term sheet to the offering memorandum (collectively the “Offering

Memorandum”), each setting forth information regarding the Company, the Securities and the terms of the Offering and the transactions contemplated by the Offering Documents (as defined below). The Preliminary Offering Memorandum and the Offering Memorandum will incorporate by reference the Company’s (i) Annual Report on Form 10-K for the year ended December 31, 2004, (ii) Annual Report on Form 10-K/A for the year ended December 31, 2003, (iii) Quarterly Report on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2005; (iii) Definitive Proxy Statement for the annual meeting of stockholders of the Company held on May 24, 2005 and (iv) Current Reports on Form 8-K filed with the Commission on February 15, 2005, April 1, 2005, April 21, 2005, May 3, 2005, May 13, 2005 (but only as to Item 8.01) and November 23, 2005 (other than information in the documents that is deemed not to be “filed” with the Commission) (all such documents listed in clauses (i) through (iv) referred to herein as the “Incorporated Documents”). Any references herein to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to include, in each case, all amendments and supplements thereto and the Incorporated Documents and any amendments thereto. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Purchased Shares by the Initial Purchasers.
     The Company understands that the Initial Purchasers propose to make an offering of the Purchased Shares only on the terms and in the manner set forth in the Offering Memorandum and Sections 3, 4 and 10 hereof as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, to persons in the United States whom the Initial Purchasers reasonably believe to be qualified institutional buyers (“QIBs”) as defined in Rule 144A under the Securities Act, as such rule may be amended from time to time (“Rule 144A”), in transactions under Rule 144A.
     The Initial Purchasers and their respective direct and indirect transferees of the Purchased Shares will be entitled to the benefits of the Registration Rights Agreement to be dated as of December 21, 2005, among the parties hereto (the “Registration Rights Agreement”) pursuant to which the Company will agree, among other things, to file (i) a registration statement (the “Registration Statement”) on the appropriate form with the Commission registering the resale of the Securities under the Securities Act and (ii) to use its best efforts to cause any such Registration Statement to be declared effective.
     This Agreement, the Preliminary Offering Memorandum, the Offering Memorandum and the Registration Rights Agreement are herein referred to as the “Offering Documents.”
     2. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Initial Purchasers that:
     (a) The Preliminary Offering Memorandum as of its date does not, and the Offering Memorandum, as of its date, as of the Closing Date and as of the Additional Closing Date, if any (each as defined in Section 3 hereof), does not and will not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions that are made in reliance upon and in conformity with information furnished in writing to the Company in writing by or on behalf of the Initial Purchasers specifically for use in the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto. The Preliminary Offering Memorandum, the Offering Memorandum and any amendment or supplement thereto each complied or will comply in all material respects with Rule 144A(d)(4) under the Securities Act.
     (b) The Preliminary Offering Memorandum and the Offering Memorandum with respect to the Purchased Shares have been or will be prepared by the Company for use by the Initial Purchasers in connection with the Offering. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.
     (c) KPMG LLP, which has examined certain of such financial statements as set forth in its reports included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), is an independent public accounting firm as required by the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission promulgated thereunder, the “Exchange Act”).
     (d) Netherland Sewell & Associates, Inc. (“Netherland Sewell”) and Coutret and Associates, Inc. (“Coutret”), each being a petroleum engineering firm from whose reserve reports information is set forth in the Preliminary Offering Memorandum and the Offering Memorandum, are independent petroleum engineers with respect to the Company. Other than (i) the production of reserves in the ordinary course of business (ii) intervening price fluctuations or (iii) as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), the Company is not aware of any facts or circumstances that would result in a material adverse change in its proved reserves in the aggregate, or the aggregate present value of estimated future net revenues of the Company or the standardized measure of discounted future net cash flows therefrom, as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) and reflected in the Reserve Information as of the respective dates such information is given. Estimates of the proved reserves and the present value of the estimated future net revenues and the discounted future net cash flows derived therefrom as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) and reflected in the Reserve Information comply in all material respects to the applicable requirements of Regulation S-X of the Securities Act Regulations and Industry Guide 2 under the Securities Act.
     (e) Subsequent to the respective dates as of which information is given in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock and there has been no material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and each subsidiary of the Company listed on Exhibit A hereto (the “Subsidiaries”), individually or taken as a whole (a “Material Adverse Change”). Since the date of the latest balance sheet presented, or incorporated by reference, in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Subsidiaries, individually or taken as a whole, except for liabilities, obligations and transactions incurred in the ordinary course of business or which are disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum).
     (f) The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) under the caption “Capitalization” and, after giving effect to the Offering, will be as set forth in the column headed “As Adjusted” under the caption “Capitalization.” All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and were not issued in violation of or subject to any preemptive or similar right that does or will entitle any person, upon the issuance or sale of any security, to acquire from the Company or any Subsidiary any Common Stock or other security of the Company or any Subsidiary or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such security (any “Relevant Security”), except for such rights as may have been fully satisfied or waived prior to the date of the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum). The Purchased Shares to be delivered on the Closing

Date and the Additional Closing Date, if any (as hereinafter respectively defined), have been duly and validly authorized and, when delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, and will not have been issued in violation of or subject to any preemptive or similar right that does or will entitle any person to acquire any Relevant Security from the Company or any Subsidiary upon issuance thereof by the Company in the Offering. The Company has authorized and has reserved, and covenants to continue to reserve, free of any preemptive or similar rights, a sufficient number of authorized but unissued shares of Common Stock, to satisfy the conversion rights of the Purchased Shares and issue the Conversion Shares. The Conversion Shares have been duly authorized for issuance upon conversion of the Purchased Shares, and upon conversion of the Purchased Shares in accordance with the Certificate of Designation, will be issued free of statutory and contractual preemptive rights and will be sufficient in number to meet the current conversion requirements, and the Conversion Shares, when so issued, will be duly and validly issued and fully paid and non-assessable, will have been issued in compliance with all applicable state, federal and foreign securities laws, will have not been issued in violation of or subject to any preemptive or similar right that does or will entitle any person to acquire any Relevant Security from the Company or any Subsidiary upon issuance or sale of the Purchased Shares or the Conversion Shares, and will not be subject to any restriction upon the voting or transfer thereof pursuant to applicable law or the Company’s restated certificate of incorporation, bylaws or governing documents or any agreement to which the Company or any of its Subsidiaries is a party or by which any of them may be bound.
     (g) The Purchased Shares and the Registration Rights Agreement conform in all material respects to the descriptions thereof in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum). The Common Stock (including the Conversion Shares) conforms in all material respects to the description thereof contained in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum). Except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), neither the Company nor any Subsidiary has outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security. All corporate action required to be taken by the Company for the issuance and delivery of the Conversion Shares has been duly and validly taken. Except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum), there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise to acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in, the Company or the Subsidiaries.

     (h) The Subsidiaries are the only subsidiaries of the Company within the meaning of Rule 405 under the Securities Act. Except for the Subsidiaries and as otherwise disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum), the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. Goodrich Petroleum Company LLC and Goodrich Petroleum Company — Lafitte, LLC (each, a “Principal Subsidiary” and together the “Principal Subsidiaries”) are the only Subsidiaries that meet the definition of “significant subsidiary” of the Company under the conditions specified in Rule 1-02(w) Regulation S-X under the Securities Act. All of the issued shares of capital stock of or other ownership interests in each Principal Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”).
     (i) Each of the Company and the Principal Subsidiaries has been duly organized and validly exists as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually and in the aggregate) could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, individually or taken as a whole (a “Material Adverse Effect”). Each of the Company and the Principal Subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum). No Consent contains a materially burdensome restriction not adequately disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum).
     (j) The Company has full right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement and the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum). This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by the Company. This Agreement has been duly and validly executed and delivered by the Company.
     (k) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Company and when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Initial Purchasers), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.
     (l) The execution, delivery, and performance of this Agreement and consummation of the transactions contemplated by this Agreement and the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum) do not and will not (i) conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties, operations or assets may be bound, (ii) violate or conflict with any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of the Company or any Subsidiary, or (iii) violate or conflict with any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except (in the case of clauses (i) and (iii) above) as could not reasonably be expected to have a Material Adverse Effect.
     (m) No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, is required for the execution, delivery and performance of this Agreement or consummation of the transactions contemplated by the Offering Documents, including the issuance, sale and delivery of the Purchased Shares (and the issuance of the Conversion Shares upon conversion of the Purchased Shares), except such Consents as may be required under state or foreign securities or blue sky laws and that the Commission must declare the Registration Statement effective pursuant to the Registration Rights Agreement.
     (n) Except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), there is no legal or governmental proceeding to which the Company or any Subsidiary is a party or of which any property, operations or assets of the Company or any Subsidiary is the subject which, individually or in the aggregate, if determined adversely to the Company or any Subsidiary, could reasonably be expected to have a Material Adverse Effect; to the Company’s knowledge, no such proceeding is threatened or contemplated.
     (o) The financial statements, including the notes thereto, and the supporting schedules included or incorporated by reference in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) present fairly the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated subsidiaries; except as otherwise stated in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved; and the supporting schedules included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) present fairly the information required to be stated therein. No other financial statements or supporting schedules are required to be included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) if the Offering Memorandum were included in a registration statement filed pursuant to the Securities Act. The other financial and statistical information included or incorporated by reference in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) are correct and accurate in all material respects and, with respect to such financial information, have been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) from which such information has been derived.
     (p) There are no pro forma or as adjusted financial statements that would be required to be included or incorporated by reference in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) if the Offering Memorandum were included in a registration statement filed pursuant to the Securities Act.
     (q) The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and the outstanding shares of Common Stock (other than the Purchased Shares) are listed on the New York Stock Exchange (the “NYSE”) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.
     (r) The documents incorporated or deemed to be incorporated by reference into the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. None of such documents or reports contained or, when read together with the other information in the Offering Memorandum, do contain (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) an untrue statement of any material fact or omitted (or, when read together with the other information in the Offering Memorandum, do omit) to state any material fact required to be stated therein or necessary to make the statements therein not misleading as the case may be, at all times up to and including the Closing Date (and if any Optional Shares are purchased, the Additional Closing Date), will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading.
     (s) The Company and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (t) Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action that constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.
     (u) None of the Company or any of the Subsidiaries or any of their respective affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any “security” (as defined in the Securities Act) which is or could be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the Initial Purchasers’ representations and warranties set forth in Section 10 hereof, the offer and sale of the Purchased Shares to the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum does not require registration under the Securities Act.
     (v) Except as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), no holder of any Relevant Security has any rights to require registration of any Relevant Security as part or on account of, or otherwise in connection with the Offering and any of the other transactions contemplated by the Offering Documents, and any such rights so disclosed have been effectively waived by the holders thereof, and any such waivers remain in full force and effect.
     (w) The Company is not and, at all times up to and including consummation of the transactions contemplated by this Agreement and the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), and after giving effect to application of the net proceeds of the Offering as described in the Offering Memorandum under the caption “Use of Proceeds,” will not be, subject to registration as an “investment company” under the Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.
     (x) No relationship, direct or indirect, exists between or among the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Exchange Act to be described in the Company’s annual and/or quarterly reports on Form 10-K and 10-Q, as applicable, which is not so described and described as required in such reports. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, including through a Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.
     (y) Except as otherwise set forth in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), and except for (i) the usual and customary liens in favor of the operator under applicable operating agreements, (ii) mechanic’s and materialman’s liens that are not delinquent or are being disputed in good faith, (iii) liens of the various taxing authorities for ad valorem property taxes that are not yet due, or if due, are not delinquent, and (iv) such other liens, encumbrances and defects that, individually or in the aggregate, would not materially affect the value thereof or materially interfere with the use made or to be made thereof by them, the Company and its Subsidiaries have title to the properties described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) as being owned by them as follows: (A) with respect to producing properties (including oil and gas wells, producing leasehold interests and appurtenant personal property, but other than the Willamette No. 2 well and the Walker No. 1 well, Sibley Field, Webster Parish, Louisiana, which were sold in the first fiscal quarter of 2005), such title is good and Defensible (as defined below) and free and clear of all Liens; (B) with respect to their respective non-producing leasehold properties (including undeveloped locations on leases held by production and those leases not held by production and including exploration prospects described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) as being owned by them), such title was investigated in accordance with customary industry procedures prior to the Company’s acquisition thereof; (C) with respect to their respective real property other than oil and gas interests described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) as being owned by them, such title is good and indefeasible and free and clear of all Liens; and (D) with respect to their respective personal property other than that appurtenant to its oil and gas interests, such title is free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions. As used herein, “Defensible” means, with respect to title to the producing properties (including oil and gas wells and producing leasehold interests) described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) as being owned by the Company and its Subsidiaries, that the Company and its Subsidiaries (i) are entitled to receive not less than the net revenue interests of such properties as set forth in the reserve report of Netherland Sewell dated as of December 31, 2004 (the “Netherland Sewell Report”) of all hydrocarbons and minerals produced, saved and marketed from such properties, and proceeds thereof, all without reduction, suspension or termination of such interests throughout the productive life of such properties, and (ii) are obligated to bear a share of the costs and expenses relating to the maintenance, exploration, drilling, completion, development, operation, plugging and abandonment of such properties not greater than the working interests of such properties as set forth in the Netherland Sewell Report, without increase throughout the life of such properties.
     (z) The Company and each Subsidiary (i) owns or possesses adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as being conducted and as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum) and (ii) have no reason to believe that the conduct of their respective businesses does or will conflict with, and have not received any notice of any claim of conflict with, any such right of others.
     (aa) The Company and the Subsidiaries maintain insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect. There are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that could not reasonably be expected to have a Material Adverse Effect.
     (bb) Each of the Company and the Subsidiaries has accurately prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except where the failure to file or pay could not reasonably be expected to have a Material Adverse Effect. No deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’ federal, state, local or foreign taxes is pending or, to the best of the Company’s knowledge, threatened, except where such assessment could not reasonably be expected to have a Material Adverse Effect. The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period in all material respects and, since December 31, 2004, the Company and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.
     (cc) No labor disturbance by the employees of the Company or any Subsidiary exists or, to the best of the Company’s knowledge, is imminent and the Company is not aware of any existing or imminent labor disturbances by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers’, customers or contractors, which, in either case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect.
     (dd) No “prohibited transaction” (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Company or any Subsidiary would have any liability; each employee benefit plan for which the Company or any Subsidiary would have any liability is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan”; and each plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.
     (ee) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any other property now or previously owned or leased by the Company or any Subsidiary, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit relating to pollution or protection of human health and the environment (“Environmental Law”), except for any violation or liability which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There has been no disposal discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action. There is no pending or, to the best of the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary, except where such action, claim, notice or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (ff) Neither the Company, any Subsidiary nor, to the Company’s knowledge, any of its employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof.
     (gg) Neither the Company nor any Subsidiary (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any court or governmental or regulatory agency or body, except (in the case of clauses (ii) and (iii) above) violations or defaults that could not reasonably be expected to have a Material Adverse Effect and except (in the case of clause (ii) alone) for any lien, charge or encumbrance disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum).
     (hh) No securities of the Company or any of the Subsidiaries are (i) of the same class (within the meaning of Rule 144A under the Securities Act) as the Purchased Shares and (ii) listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.
     (ii) The Company has not distributed and, prior to the later to occur of the (i) Closing Date (and, if any Optional Shares are purchased, the Additional Closing Date) and (ii) completion of the distribution of the Purchased Shares, will not distribute any offering material in connection with the offering and sale of the Purchased Shares other than the Preliminary Offering Memorandum and the Offering Memorandum.
     (jj) The Company has established and maintains required “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) of the Exchange Act). The Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.
     Any certificate signed by or on behalf of the Company and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.
     3. Purchase, Sale and Delivery of the Purchased Shares.
     (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers severally and not jointly agree to purchase from the Company, at a purchase price of $50.00 per share, that number of Firm Shares set forth on Schedule 1 hereto.
     (b) In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchasers, acting severally and not jointly, to purchase up to 600,000 Optional Shares at the same purchase price per share to be paid by the Initial Purchasers to the Company for the Firm Shares as set forth in this Section 3(a), plus an amount equal to a pro rata portion of the dividends that will have accrued based on the number of days, if any, from the Closing Date to the Additional Closing Date (as hereinafter defined). The option granted hereunder may be exercised at any time, on or before the 60th day following the date of the Offering Memorandum upon notice by the Initial Purchasers to the Company, which notice may be given from time to time on one or more occasions. Such notice shall set forth the aggregate number of Optional Shares as to which the Initial Purchasers are exercising the option and the date, time and place at which such Optional Shares will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date (as defined in Section 3 below) and in such case, the term “Closing Date” shall refer to the time and date of delivery of the Firm Shares and the Optional Shares). Such time and date of delivery, if subsequent to the Closing Date, is called the “Additional Closing Date.” The Additional Closing Date must be not later than eight full business days after the date the Initial Purchasers exercises the option, with the actual date determined by the Initial Purchasers. The Initial Purchasers may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.
     (c) One or more certificates in definitive form for the Firm Shares that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 48 hours prior to the Closing Date, shall be delivered by or on behalf of the Company, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer of immediately available funds to the account of the Company previously designated by it in writing. Such delivery of and payment for the Firm Shares shall be made at the offices of Mayer, Brown, Rowe & Maw LLP, counsel to the Initial Purchasers (“Initial Purchasers’ Counsel”), at 9:00 a.m., New York time, on December 21, 2005, or at such date as the Initial Purchaser and the Company may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date.” The Company will make such certificate or certificates for the Purchased Shares available for inspection by the Initial Purchasers at the offices of Initial Purchasers’ Counsel at least 24 hours prior to the Closing Date.
     (d) Delivery to the Initial Purchaser of and payment for the Optional Shares shall be made on the Additional Closing Date in the same manner and in the same office and at the same time of day as payment for the Firm Shares.
     4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Purchased Shares at the price and upon the terms set forth in the Offering Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.
     5. Certain Covenants. For purposes of this Section 5, “Closing Date” shall refer to the Closing Date for the Firm Shares and any Additional Closing Date for the Optional Shares. The Company covenants and agrees with the Initial Purchasers that:
     (a) The Company will not amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given its consent (which consent shall not be unreasonably withheld). The Company will promptly, upon the reasonable request of the Initial Purchasers and Initial Purchasers’ Counsel, make any amendments or supplements to the Offering Memorandum that may be reasonably necessary or advisable in connection with the resale of the Purchased Shares by the Initial Purchasers.
     (b) The Company will cooperate with the Initial Purchasers in arranging for the qualification of the Purchased Shares for offering and sale under the securities or “Blue Sky” laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Purchased Shares by the Initial Purchasers; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.
     (c) If, at any time prior to the completion of the resale by the Initial Purchasers of the Purchased Shares, any event shall occur as a result of which it is necessary, in the opinion of Initial Purchasers’ Counsel, to amend or supplement the Offering Memorandum in order to make such Offering Memorandum not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if for any other reason it shall be necessary to amend or supplement the Offering Memorandum in order to comply with applicable laws, rules or regulations, the Company shall (subject to Section 5(a)) forthwith amend or supplement such Offering Memorandum at its own expense so that, as so amended or supplemented, such Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading and will comply with all applicable laws, rules or regulations.
     (d) The Company will, without charge, provide to the Initial Purchasers and to Initial Purchasers’ Counsel as many copies of each of the Preliminary Offering Memorandum and Offering Memorandum or any amendment or supplement thereto as the Initial Purchasers or Initial Purchasers’ Counsel may reasonably request.
     (e) During the period of three years from the Closing Date, the Company will, upon written request, furnish to the Initial Purchasers, (i) as soon as available, a copy of each report and other communication (financial or otherwise) of the Company mailed to stockholders or any national securities exchange on which any class of securities of the Company may be listed, other than materials filed with the Commission and (ii) from time to time such other public information concerning the Company and the Subsidiaries as the Initial Purchasers may reasonably request.
     (f) If this Agreement shall terminate or shall be terminated after execution because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company will reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including fees and expenses of counsel for the Initial Purchasers) incurred by the Initial Purchasers in connection herewith.
     (g) The Company will apply the net proceeds from the sale of the Purchased Shares materially as set forth under “Use of Proceeds” in the Offering Memorandum.
     (h) None of the Company or any of its respective Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) which could be integrated with the sale of the Purchased Shares in a manner which would require the registration under the Securities Act of the Purchased Shares to the Initial Purchasers.
     (i) For six months after the Closing Date, or if applicable, the Additional Closing Date, the Company will not, and will not permit any of the Subsidiaries to, solicit any offer to sell the Purchased Shares by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
     (j) For so long as any of the Purchased Shares remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and not able to be sold in their entirety under Rule 144 under the Securities Act (or any successor provision), the Company will make available, upon request, to any seller of such Purchased Shares the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.
     (k) During the period from the Closing Date until two years after the Closing Date, without the prior written consent of the Initial Purchasers, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.
     (l) The Company will not take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Securities contemplated hereby.
     (m) The Company will (i) permit the Purchased Shares to be included for quotation on the PORTAL Market and (ii) permit the Purchased Shares to be eligible for clearance and settlement through The Depository Trust Company.
     (n) The Company will use its best efforts to list the Conversion Shares for quotation on the New York Stock Exchange as promptly as practicable but in no event later than the time that the Registration Statement is declared effective in accordance with the Registration Rights Agreement.
     (o) The Company will, at all times, reserve and keep available, free of preemptive rights, enough shares of Common Stock for the purpose of enabling the Company to satisfy its obligations to issue the Conversion Shares upon conversion of the Purchased Shares.
     (p) Except for the issuance of shares of Common Stock upon exercise of options granted pursuant to employee stock option plans, which options are outstanding on the date hereof, during the period of 90 days from the date of the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), without the prior written consent of the Initial Purchasers, the Company (i) will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any capital stock, or make any announcement of any of the foregoing, (ii) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder) with respect to any capital stock, and (iii) will not otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of any capital stock, whether or not such transaction is to be settled by delivery of capital stock, other securities, cash or other consideration, other than the sale of Purchased Shares as contemplated by this Agreement and the issuance of the Conversion Shares; and the Company will obtain an undertaking in substantially the form of Exhibit D attached hereto of each of its officers and directors listed in Schedule I attached hereto. The Company will not file a registration statement under the Securities Act in connection with any transaction by the Company or any person that is prohibited pursuant to the foregoing, except for (A) the Company’s filing of registration statements pursuant to the Registration Rights Agreement, and (B) registration statements on Form S-8 relating to employee benefit plans or on Form S-4 relating to corporate reorganizations or other transactions under Rule 145.
     (q) The Company will use its best efforts to do and perform all things required to be done and performed by it under this Agreement and the other Offering Documents prior to or after the Closing Date and to satisfy all conditions precedent on its part to the obligations of the Initial Purchasers to purchase and accept delivery of the Purchased Shares.
     6. Expenses. Whether or not the Offering is consummated or this Agreement is terminated (pursuant to Section 12 or otherwise), the Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Company of its obligations hereunder: (i) the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Agreement and of the other Offering Documents, any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith; (ii) the preparation, printing or reproduction of each Preliminary Offering Memorandum, the Offering Memorandum and each amendment or supplement to any of them; (iii) the delivery (including postage, air freight charges and charges for counting and packaging) of such copies of each Preliminary Offering Memorandum, the Offering Memorandum and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Purchased Shares; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Purchased Shares and the Conversion Shares, including any stamp taxes in connection with the original issuance and sale of the Securities and trustees’ fees; (v) the reproduction and delivery of this Agreement and the other Offering Documents, the preliminary and supplemental “Blue Sky” memoranda and all other agreements or documents reproduced and delivered in connection with the offering of the Securities; (vi) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including filing fees and the reasonable fees, expenses and disbursements of Initial Purchasers’ counsel relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to and related communications with prospective purchasers of the Purchased Shares; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel, if any) for the Company; (ix) all expenses and listing fees incurred in connection with the application for quotation of the Purchased Shares on the PORTAL Market; (x) all expenses and listing fees incurred in connection with the application for listing for quotation of the Conversion Shares on the New York Stock Exchange; (xi) all expenses incurred in connection with the performance of the Company’s obligations under the Registration Rights Agreement; and (xii) any fees charged by investment rating agencies for the rating of the Purchased Shares.
     7. Conditions of the Initial Purchasers’ Obligations. For purposes of this Section 7, “Closing Date” shall refer to the Closing Date for the Firm Shares and any Additional Closing Date for the Optional Shares. The obligations of the Initial Purchasers to purchase and pay for the Purchased Shares are subject to the absence from any certificates, opinions, written statements or letters furnished to the Initial Purchasers pursuant to this Section 7 of any misstatement or omissions and to the following additional conditions unless waived in writing by the Initial Purchasers:
     (i) The Initial Purchasers shall have received an opinion of counsel in form and substance satisfactory to the Initial Purchasers and Initial Purchasers’ Counsel, dated the Closing Date, of Vinson & Elkins L.L.P., counsel to the Company, addressed to the Initial Purchasers and substantially in the form of Exhibit B hereto.
     (ii) The Initial Purchasers shall have received an opinion of counsel in form and substance satisfactory to the Initial Purchasers and Initial Purchasers’ Counsel, dated the Closing Date, of the Sinclair Law Firm, L.L.C., counsel for the Company, addressed to the Initial Purchasers and substantially in the form of Exhibit C hereto.
     (iii) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Initial Purchasers’ Counsel, with respect to the sufficiency of certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may require.
     (iv) The Initial Purchasers shall have received from KPMG LLP, independent public accountants for the Company, a “comfort” letter dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and Initial Purchasers’ Counsel.

     (v) The Initial Purchasers shall have received letters from each of Netherland Sewell and Coutret, each being independent petroleum engineers for the Company, dated, respectively, as of the date hereof and as of the Closing Date, addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and Initial Purchasers’ Counsel, with respect to the estimated quantities of the Company’s reserves, the future net revenues from those reserves and their present value as set forth in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) and such related matters as the Initial Purchasers shall reasonably request.
     (vi) The Initial Purchasers shall have received from each of the Company’s officers and directors listed on Schedule 2 hereto an executed Lock-Up Agreement in substantially in the form of Exhibit C attached hereto.
     (vii) The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing Date; the Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.
     (viii) None of the issuance and sale of the Securities pursuant to this Agreement or any of the transactions contemplated by any of the other Offering Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, statute, order, decree or other administrative proceeding enacted, instituted or threatened against the Company or against the Initial Purchasers relating to the issuance of the Securities or the Initial Purchasers’ activities in connection therewith or any other transactions contemplated by this Agreement or the Offering Memorandum, or the other Offering Documents.
     (ix) Subsequent to the date of this Agreement and since the date of the most recent financial statements in the Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), there shall not have occurred (i) any change, or any development involving a change, in or affecting the general affairs, management, business, condition (financial or other), properties, prospects or results of operations of the Company or any of the Subsidiaries, not contemplated by the Offering Memorandum that is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the offering of the Securities on the terms and in the manner contemplated by the Offering Documents, or (ii) any event or development relating to or involving the Company or any of the Subsidiaries, or any of their respective officers or directors that makes any statement made in the Offering Memorandum untrue or that, in the opinion of the Company and its counsel or the Initial Purchasers and Initial Purchasers’ Counsel require the making of any addition to or change in the Offering Memorandum in order to state a material fact required by any applicable law, rule or regulation to be stated therein or necessary in order to make the statements made therein not misleading.
     (x) The Initial Purchasers shall have received certificates dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (in their capacities as such) to the effect that:
     a. All of the representations and warranties of the Company set forth in this Agreement are true and correct as if made on and as of the Closing Date and, as of the Closing Date all agreements, conditions and obligations of the Company to be performed, satisfied or complied with hereunder on or prior the Closing Date have been duly performed, satisfied or complied with.
     b. The issuance and sale of the Purchased Shares pursuant to this Agreement or the Offering Memorandum and the consummation of the transactions contemplated by the Offering Documents have not been enjoined (temporarily or permanently) and no restraining order or other injunctive order has been issued and there has not been any legal action, order, decree or other administrative proceeding instituted or, to such officers’ knowledge, threatened against the Company relating to the issuance of the Securities or the Initial Purchasers’ activities in connection therewith or in connection with any other transactions contemplated by this Agreement or the Offering Memorandum or the other Offering Documents.
     c. Subsequent to the date of this Agreement and since the date of the most recent financial statements in the Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), there has not occurred (i) any change, or any development involving a prospective change, in or affecting the general affairs, management, business, condition (financial or other), properties, prospects or results of operations of the Company or any of the Subsidiaries, not contemplated by the Offering Memorandum, or (ii) any event or development relating to or involving the Company or any of the Subsidiaries, or any of their respective officers or directors that makes any statement made in the Offering Memorandum untrue or that requires the making of any addition to or change in the Offering Memorandum in order to state a material fact required by any applicable law, rule or regulation to be stated therein or necessary in order to make the statements made therein not misleading.
     (xi) Each of the Offering Documents and each other agreement or instrument executed in connection with the transactions contemplated hereby and thereby shall be reasonably satisfactory in form and substance to the Initial Purchasers and shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect, and there shall have been no material amendments, alterations, modifications or waivers of any provision thereof since the date of this Agreement.
     (xii) All proceedings taken in connection with the issuance of the Purchased Shares and the transactions contemplated by this Agreement, the other Offering Documents and all documents and papers relating thereto shall be reasonably satisfactory to the Initial Purchasers and Initial Purchasers’ Counsel. The Initial Purchasers and Initial Purchasers’ Counsel shall have received copies of such papers and documents as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to them.
     (xiii) The Purchased Shares shall have been approved for trading on PORTAL.
     (xiv) Since the date of this Agreement, there shall not have been any announcement by any “nationally recognized statistical rating organization,” as defined for purposes of Rule 436(g) under the Securities Act, that (A) it is downgrading its rating assigned to any debt securities of the Company, or (B) it is reviewing its rating assigned to any debt securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined.
     (xv) On or before the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by the Company, and such agreement shall be in full force and effect.
     (xvi) The Company shall have furnished or caused to be furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers shall have reasonably requested.
     All such opinions, certificates, letters, schedules, documents or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel to the Initial Purchasers. The Company shall furnish to the Initial Purchasers such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Initial Purchasers shall reasonably request.

     8. Indemnification.
     (a) The Company shall indemnify and hold harmless (i) each Initial Purchaser, (ii) each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of each of the Initial Purchasers or any controlling person, from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or (B) any materials or information provided to investors by, or with the written approval of, the Company in connection with the marketing of the Securities, including any road show or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”), or (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or in any Marketing Materials, a material fact necessary in order to make the statements therein, in light of circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers expressly for use therein. The parties acknowledge and agree that such information provided by or on behalf of the Initial Purchasers consists solely of the material identified in Section 16 hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have, including under this Agreement.
     (b) Each Initial Purchaser shall severally and not jointly indemnify and hold harmless (i) the Company, (ii) each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the officers, directors, partners, employees, representatives and agents of the Company, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Initial Purchaser expressly for use therein; provided, however, that in no case shall any Initial Purchaser be liable or responsible for any amount in excess of the discounts and commissions received by such Initial Purchaser. The parties acknowledge and agree that such information provided by or on behalf of the Initial Purchasers consists solely of the material identified in Section 16 hereof. This indemnity will be in addition to any liability that the Initial Purchasers may otherwise have, including under this Agreement.
     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 or Section 9 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.
     9. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 is for any reason held to be unavailable from an indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, on the one hand, and the Initial Purchasers, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, liabilities, claims, damages and expenses suffered by the Company, any contribution received by the Company from persons, other than the Initial Purchasers, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to which the Company and the Initial Purchasers may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Purchased Shares or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (i) the total proceeds from the offering of the Purchased Shares (net of discounts but before deducting expenses) received by the Company bear to (ii) the discounts and commissions received by the Initial Purchasers, respectively. The relative fault of the Company, on the one hand, and of the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9, (i) in no case shall any Initial Purchasers be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Purchased Shares exceeds the amount of any damages which the Initial Purchasers have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, (A) each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of any Initial Purchaser or any controlling person shall have the same rights to contribution as such Initial Purchaser, and (1) each person, if any, who controls any Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (2) the officers, directors, employees, representatives and agents of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 9, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent, provided that such written consent was not unreasonably withheld. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several in proportion to the respective principal amount of the Notes purchased by each of the Initial Purchasers hereunder and not joint.
     10. Offering of Securities; Restrictions on Transfer. Each Initial Purchaser represents and warrants as to itself only that it is a QIB. Each of the Initial Purchasers severally and not jointly agrees with the Company that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the

Securities Act; and (ii) it has and will solicit offers for the Securities only from, and will offer the Securities only to, persons within the United States whom such Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and, in each case, in transactions under Rule 144A.
     11. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Initial Purchasers or any controlling person referred to in Sections 8 and 9 hereof and (ii) delivery of and payment for the Purchased Shares, and shall be binding upon and shall inure to the benefit of, any successors, assigns, heirs, personal representatives of the Company, the Initial Purchasers and indemnified parties referred to in Section 8 hereof. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 8, 9, 11 and 12 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.
     12. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company given in the event that the Company have failed, refused or been unable to satisfy all conditions on its respective part to be performed or satisfied hereunder on or prior to the Closing Date or if, at or prior to the Closing Date or at or prior to the Additional Closing Date, as the case may be:
     (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Initial Purchasers will in the immediate future materially disrupt, the market for the Company’s securities or securities in general;
     (ii) trading on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or the Nasdaq National Market, or by order of the Commission or other regulatory body or governmental authority having jurisdiction;
     (iii) a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred;
     (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States, or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Purchased Shares or the Optional Shares, as the case may be, on the terms and in the manner contemplated by the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum); or
     (v) any debt securities of the Company shall have been downgraded or placed on any “watch list” for possible downgrading by any “nationally recognized statistical rating organization” as defined for purposes of Rule 436(g) under the Securities Act.
     (b) Subject to paragraph (c) below, termination of this Agreement pursuant to this Section 12 shall be without liability of any party to any other party except as provided in Section 11 hereof.
     (c) If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Purchased Shares provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Initial Purchasers, reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Initial Purchasers in connection herewith.
     13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or telecopied and confirmed in writing to the Initial Purchasers at (i) Bear Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Stephen Parish, Equity Capital Markets, and (ii) BNP Paribas Securities Corp., 787 7th Avenue, New York, NY 10019, Attention: Douglas Cook, Legal & Compliance, Facsimile: (212) 841-3561, with a copy to Underwriter’s Counsel at Mayer, Brown, Rowe & Maw LLP, 700 Louisiana, Suite 3600, Houston, Texas 77002, Attention: Robert F. Gray, Jr., telecopy (713) 632-1867. If sent to the Company, shall be delivered, mailed, couriered or telecopied and confirmed in writing, to at the address set forth in the Offering Memorandum, Attention: Walter G. Goodrich, telecopy (713) 780-9494, with a copy to counsel to the Company at Vinson & Elkins L.L.P., 2300 First City Tower, 1001 Fannin Street, Houston, Texas 77002, Attention: Keith R. Fullenweider, telecopy (713) 615-5085.
     14. Successors. This Agreement shall inure to the benefit of and be binding upon each Initial Purchaser and the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Company, its officers, employees and agents and any person or persons who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Purchased Securities from an Initial Purchaser will be deemed a successor because of such purchase.
     15. No Waiver; Modifications in Writing. No failure or delay on the part of the Company or any Initial Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Initial Purchaser at law or in equity or otherwise. No waiver of or consent to any departure by the Company or any Initial Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and each Initial Purchaser. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Initial Purchasers from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.
     16. Information Supplied by the Initial Purchasers. The statements set forth in the sixth paragraph, the thirteenth paragraph and the fourteenth paragraph under the heading “Plan of Distribution” constitute the only information furnished by the Initial Purchasers to the Company for purposes of Sections 2(a), 8(a) and 8(b) hereof.
     17. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW.

     18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[SIGNATURE PAGE FOLLOWS]

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the Initial Purchasers.

Very truly yours, GOODRICH PETROLEUM CORPORATION, a Delaware corporation
By:	/s/ Walter G. Goodrich
	Name:	Walter G. Goodrich
	Title:	Chief Executive Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.
BEAR, STEARNS & CO. INC.
BNP PARIBAS SECURITIES CORP.
By: BEAR, STEARNS & CO. INC.

By:	/s/ Paul Rosica

Name:	Paul Rosica
Title:	Senior Managing Director
[SIGNATURE PAGE — PURCHASE AGREEMENT]

S-1

Schedule 1

		Number of Optional
	Total Number of	Shares to be
	Firm Shares to be	Purchased if Option
Initial Purchasers	Purchased	is Fully Exercised
Bear Stearns & Co. Inc.	1,485,000	540
BNP Paribas Securities Corp.	165,000	60

Total	1,650,000	600,000

Schedule 2
Directors and Officers of the Company Executing Lock-Up Agreements

1.	Walter G. Goodrich

2.	Patrick E. Malloy, III

3.	Robert C. Turnham, Jr.

4.	D. Hughes Watler, Jr.

5.	James B. Davis

6.	Henry Goodrich

7.	Josiah T. Austin

8.	John T. Callaghan

9.	Geraldine A. Ferraro

10.	Michael J. Perdue

11.	Arthur A. Seeligson

12.	Gene Washington

13.	Steven A. Webster

Exhibit A
Subsidiaries of Goodrich Petroleum Corporation
•	Goodrich Petroleum Company LLC— organized in state of Louisiana

•	Goodrich Petroleum Company—Lafitte, LLC—organized in state of Louisiana

•	Drilling & Workover Company, Inc.—incorporated in state of Louisiana

•	LECE, Inc.—incorporated in the state of Texas

Exhibit D
Form of Lock-Up Agreement
December 21, 2005
BEAR, STEARNS & CO. INC.
BNP PARIBAS SECURITIES CORP.
c/o Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179
Attention: Equity Capital Markets
Goodrich Petroleum Corporation Lock-Up Agreement
Ladies and Gentlemen:
     This letter agreement (this “Agreement”) relates to the proposed offering (the “Offering”) by Goodrich Petroleum Corporation, a Delaware corporation (the “Company”), of its 5.375% Series B Cumulative Convertible Preferred Stock, par value $1.00 per share (liquidation preference $50.00 per share) (the “Stock”).
     In order to induce Bear, Stearns & Co. Inc. (“Bear Stearns”), as the initial purchaser of the Stock, to purchase such Stock in the Offering, the undersigned hereby agrees that, without the prior written consent of Bear, Stearns, during the period from the date hereof until ninety (90) days from the date of the final offering memorandum for the Offering (the “Lock-Up Period”), the undersigned (a) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security (as defined below), and (b) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration. As used herein “Relevant Security” means the Stock, the common stock, $0.20 par value per share, of the Company (the “Common Stock”), any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Stock or other such equity security.
     Such agreement will not prevent (a) the exercise of options to Purchased Shares of Common Stock pursuant to employee stock option plans, which options are outstanding on the date hereof; provided, that no sales shall be permitted pursuant to “cashless” exercises of options; (b) the exercise of warrants that are outstanding on the date hereof; provided, that no sales shall be permitted pursuant to “cashless” exercises of warrants; (c) the grant of options to employees of the Company hired after the date

EXHIBIT D — Page 1

hereof, to purchase no more than 25,000 shares of Common Stock in the aggregate pursuant to existing stock incentive plans and (d) bona fide gifts of shares of Common Stock to immediate family members, provided as to clause (d), each resulting transferee of shares of Common Stock executes and delivers to you an agreement satisfactory to you certifying that such transferee is bound by the terms of this Agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto. Any shares of Common Stock received upon the exercise of options or warrants granted to the undersigned will also be subject to the terms hereof.
     The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities. The undersigned hereby further agrees that, without the prior written consent of Bear Stearns, during the Lock-up Period the undersigned (x) will not file or participate in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.
     This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

Very truly yours,
By:

Print	Name:

EXHIBIT D — Page 2